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                                                                   Exhibit 23.9

                                     CONSENT

            I, Charles C. Townsend, Jr. hereby consent to serve as a director of Carey Diversified LLC.



                                          /s/ Charles C. Townsend, Jr.
                                          --------------------------------------
                                          Charles C. Townsend, Jr.